Exhibit 99.3

Introduction to the unaudited pro forma
condensed consolidated financial statements of Sara Creek Gold Corp.

The unaudited pro forma condensed consolidated financial statements present the impact on Sara Creek Gold Corp.  (“Sara Creek”) results of operations and financial position attributable to:

(1) The closing of Sara Creek’s acquisition of SCRNG on October 25, 2013.  As a result of the reverse merger, SCNRG became a wholly-owned subsidiary of Sara Creek.  However, for accounting purposes, SCNRG is deemed to be the acquirer.  Accordingly, the historical results of Sara Creek consist of SCNRG’s historical results consolidated with Sara Creek’s beginning October 25, 2013.   See Sara Creek’s Current Report on Form 8-K/A filed with the SEC on December 24, 2013.

(2) The acquisition by its wholly-owned subsidiary SCNRG, LLC of a 20.5108% working interest in the DEEP Lease (“20.5% Working Interest”).  The closing of the acquisition of the 20.5% Working Interest occurred on February 4, 2014 and was effective February 1, 2014.  Closing of this acquisition increased SCNRG’s working interest from 66.67% to 87.1808%.

The unaudited pro forma consolidated balance sheet as of November 30, 2013, and the unaudited pro forma consolidated statement of operations for the year ended August 31, 2013 and three months ended November 30, 2013, are based on the historical financial statements of Sara Creek, SCNRG and the 20.5% Working Interest.  The unaudited pro forma combined balance sheet has been prepared as if the 20.5% Working Interest had been acquired by SCNRG on November 30, 2013 (Sara Creek’s acquisition of SCNRG is already included as that acquisition closed October 25, 2013).  The unaudited pro forma consolidated statement of operations for the year ended August 31, 2013, and November 30, 2013, have been prepared as if Sara Creek and the 20.5% Working Interest had been both been acquired by SCNRG on September 1, 2012.  The unaudited pro forma consolidated financial statements have also been prepared based on certain pro forma adjustments, as described in the accompanying note.

The following unaudited pro forma consolidated financial statements are qualified in their entirety by reference to, and should be read in conjunction with, such historical financial statements and related notes contained in: (1) Sara Creek’s audited historical financial statements set forth in its Annual Report on Form 10-K as of and for the year ended August 31, 2013, and unaudited historical financial statements set forth in its Quarterly Report on Form 10-Q as of and for the three months ended November 30, 2013, both as filed with the SEC; (2) SCNRG’s audited historical and unaudited pro forma financial statements as of and for the year ended August 31, 2013, set forth in Sara Creek’s Current Report on Form 8-K/A, as filed with the SEC; and (3) the 20.5% Working Interest audited historical financial statements as of and for the year ended August 31, 2013, and unaudited interim condensed financial statements for the three months ended November 30, 2013, both as included in this Current Report on Form 8-K/A.

The pro forma adjustments reflected in the unaudited pro forma consolidated statement of operations is based upon currently available information and certain assumptions and estimates; therefore the actual effects of these transactions will differ from the pro forma adjustments.  However, management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on Sara Creek, SCRNG and the 20.5% Working Interest.  In addition, management considers the pro forma adjustments to be factually supportable and appropriately represent the expected impact of items that are directly attributable to the acquisition of Sara Creek by SCNRG (for accounting purposes) and the 20.% Working Interest by SCNRG.

The unaudited pro forma consolidated statement of operations is not necessarily indicative of the results that would have occurred if SCNRG had acquired Sara Creek (for accounting purposes) and the 20.5% Working Interest on the dates indicated nor are they indicative of the future operating results of Sara Creek including SCNRG and the 20.5% Working Interest.

Sara Creek Gold Corp.
Pro Forma Combined Consolidated Balance Sheet
As of November 30, 2013

	Sara Creek	20.5% DEEP Lease	Pro Forma		Sara Creek
	Historical	Historical	Adjustments		Pro Forma
ASSETS

Current assets:
Cash	$18,793	$-	$457,024	a	$275,817
			$(200,000)	b
Accounts receivable	21,780	5,746	-		27,526
Inventory	3,637	1,119	-		4,756
Prepaid expenses	363	112	-		475
Total current assets	44,573	6,977	257,024		308,574

Machinery and equipment, net	12,144	3,736			15,880
Capitalized oil properties, net	319,208	90,055	171,312	b	580,575
Deposits	5,000	-	-		5,000

TOTAL ASSETS	$380,925	$100,768	$428,336		$910,029

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$139,178	$2,188	$-		$141,366
Net profits interest payable, current portion	12,414	3,819	-		16,233
Total current liabilities	151,592	6,007	-		157,599

Long term liabilities:
Loans payable to related parties	90,205	-	-		90,205
Asset retirement obligations	105,494	32,456	-		137,950
Net profits interest payable, long term portion	109,267	33,617	-		142,884
Total liabilities	456,558	72,080	-		528,638

Stockholders' equity:
Common stock	25,962	-	4,775	a	30,737
Common stock payable	2,000	-	-		2,000
Additional paid in capital	323,664	-	452,249	a	775,913
Owners' equity	-	28,688	(28,688)	b	-
Deficit	(427,259)	-	-		(427,259)
Total stockholders' equity (deficit)	(75,633)	28,688	428,336		381,391

Total liabilities and stockholders' equity	$380,925	$100,768	$428,336		$910,029

See accompanying notes to the Pro Forma financial statements.

Sara Creek Gold Corp.
Pro Forma Combined Consolidated Statement of Operations
Three Months Ended November 30, 2013

	Sara Creek	Sara Creek	20.5% DEEP
	Consolidated	Legal Entity	Lease	Pro Forma		Sara Creek
	Historical(1)	Historical(2)	Historical	Adjustments		Pro Forma

Oil revenue	$25,764	$3,932	$7,435	$(1,599)	c	$35,532

Expenses:
Direct operating expenses	12,972	2,380	3,557	(1,412)	c	17,497
Depreciation, depletion and amortization	8,110	-	2,495	221	d	10,826
Professional fees	71,071	17,910	-	(6,365)	c	82,616
General and administrative	6,231	6,115	129	(4,855)	c	7,620
Total operating expenses	98,384	26,405	6,181	(12,411)		118,559

Net operating income (loss)	(72,620)	(22,473)	1,254	10,812		(83,027)

Other expense:
Interest expense	3,413	-	936	-		4,349
Total other expense	3,413	-	936	-		4,349

Income (loss) before provision for income tax	(76,033)	(22,473)	318	10,812		(87,376)

Provision for income tax	-	-	-	-		-

Net income (loss)	$(76,033)	$(22,473)	$318	$10,812		$(87,376)

Net loss per common share - basic and diluted	$-					$-

Weighted average common shares outstanding -
basic and diluted	17,654,293			13,172,692	e	30,826,985

(1) On October 25, 2013, Sara Creek Gold Corp. completed its acquisition of SCNRG, LLC.  However, for accounting purposes, SCNRG is deemed to be the acquiror.  Accordingly, the consolidated statement of operatons of Sara Creek consist of SCNRG's historical results consolidated with Sara Creek from the date of completion of the reverse merger on October 25, 2013.

(2) Represents the non-consolidated statement of operations of Sara Creek Gold Corp., the legal entity, for the three months ended November 30, 2013.

See accompanying notes to the Pro Forma financial statements.

Sara Creek Gold Corp.
Pro Forma Combined Consolidated Statement of Operations
Twelve Months Ended August 31, 2013

	Sara Creek	Sara Creek	20.5% DEEP
	Consolidated	Legal Entity	Lease	Pro Forma		Sara Creek
	Historical(1)	Historical(2)	Historical	Adjustments		Pro Forma

Oil revenue	$80,792	$3,932	$24,857	$-		$109,581

Expenses:
Direct operating expenses	58,797	2,380	17,843	-		79,020
Depreciation, depletion and amortization	25,695	-	7,905	777	d	34,377
Professional fees	16,790	61,090	-	-		77,880
General and administrative	8,636	18,215	1,200	-		28,051
Total operating expenses	109,918	81,685	26,948	777		219,328

Net operating income (loss)	(29,126)	(77,753)	(2,091)	(777)		(109,747)

Other expense (income):
Interest expense	12,865	61,489	3,958	-		78,312
Other	-	(9,273)	-	-		(9,273)
Total other expense	12,865	52,216	3,958	-		69,039

Loss before provision for income tax	(41,991)	(129,969)	(6,049)	(777)		(178,786)

Provision for income tax	-	-	-	-		-

Net loss	$(41,991)	$(129,969)	$(6,049)	$(777)		$(178,786)

Net loss per common share - basic and diluted	$(0.01)					$(0.01)

Weighted average common shares outstanding -
basic and diluted	5,882,117			24,854,866	e	30,736,983

(1) On October 25, 2013, Sara Creek Gold Corp. completed its acquisition of SCNRG, LLC.  However, for accounting purposes, SCNRG is deemed to be the acquiror.  Accordingly, the consolidated statement of operations of Sara Creek for the year ended August 31, 2013, consist of SCNRG's historical results.

(2) Represents the non-consolidated statement of operations of Sara Creek Gold Corp., the legal entity, for the twelve months ended August 31, 2013.

See accompanying notes to the Pro Forma financial statements.

SARA CREEK GOLD CORP.
NOTES TO THE PRO FORMA ADJUSTMENTS
(Unaudited)

(a)
To record the sale of 4,775,000 units.  Each unit is comprised of one share of common stock and a warrant entitling the holder to buy 0.5 shares of common stock for $0.20 per share, exercisable for five years.

(b)	To record the purchase of a 20.5108% working interest in the DEEP Lease.

(c)
To eliminate revenue and expenses for Sara Creek for the period October 25, 2013, to November 30, 2013, which amounts are included in both the Sara Creek Consolidated and Sara Creek Legal Entity columns.

(d)	To record additional depletion expense on consideration assigned to oil properties.

(e)	To increase weighted average share count to reflect the recapitalization of SCNRG, LLC and the pro forma period, together with the unit offering in (a) above.